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                       FIRST AMENDMENT TO LOAN AGREEMENT


     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of the 27th day of February, 1997, by and among LASALLE NATIONAL BANK, a national banking association (the "Bank"), and TAYLOR CAPITAL GROUP, INC., a Delaware corporation ("Borrower").

                              W I T N E S S E T H:

     WHEREAS, Bank and Borrower entered into that certain Loan Agreement dated as of February 12, 1997 (the "Loan Agreement") and now desire to amend such Loan Agreement, subject to the terms and conditions hereof, to increase Borrower's Revolving Credit Commitment from $5,000,000 to $7,000,000; and

     WHEREAS, the parties hereto now desire to amend such Loan Agreement pursuant to this Amendment.

     NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

1. INCORPORATION OF THE LOAN AGREEMENT. All capitalized terms which are not defined herein shall have the same meanings as set forth in the Loan Agreement, and the Loan Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Loan Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Loan Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

   2. AMENDMENT OF THE LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

           (a)   The definition of the term "Revolving Note" appearing in
                 Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                 "Revolving Note" means that certain Substitute
            Revolving Note dated as of February 27, 1997 in the original aggregate maximum principal amount of Seven Million Dollars ($7,000,000), as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

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            (b)  Section 2.1 of the Loan Agreement is hereby
      amended and restated in its entirety to read as follows:

                 2.1 Revolving Credit Commitment. On the terms and subject to the conditions set forth in this Agreement, Bank agrees to make revolving credit available to Borrower from time to time prior to the Revolving Credit Termination Date in such aggregate amounts as Borrower may from time to time request but in no event exceeding Seven Million Dollars ($7,000,000) (the "Revolving Credit Commitment"). The Revolving Credit Commitment shall be available to Borrower by means of Revolving Loans, it being understood that Revolving Loans may be repaid and used again during the period from the date hereof to and including the Revolving Credit Termination Date, at which time the Revolving Credit Commitment shall expire.

           (c) Section 3.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                 3.1 Revolving Note. The Revolving Loans made by Bank under the Revolving Credit Commitment shall be evidenced by that certain Revolving Note dated as of February 27, 1997, payable to the order of Bank in the maximum aggregate principal amount of Seven Million Dollars ($7,000,000). The unpaid principal amount of the Revolving Loan shall bear interest and be due and payable as provided in this Agreement and the Revolving Note. Payments to be made by Borrower under the Revolving Note shall be made at the time, in the amounts and upon the terms set forth herein and therein.

            (d) Any and all references to the Revolving Note (as defined in Section 1.1 of the Loan Agreement) shall be deemed to and include, without limitation, that certain Substitute Revolving Note dated of even date herewith made by Borrower in favor of Bank in the maximum aggregate principal amount available of $7,000,000.

      3. Representations, Warranties and Covenants; No Default. The representations, warranties and covenants set forth in Section 7 of the Loan Agreement shall be deemed remade and affirmed as of the date hereof by Borrower, except that any and all references to the Loan Agreement in such representations, warranties and covenants shall be deemed to include this Amendment. Borrower represents and warrants as of the date of this Amendment that no Event of Default has occurred or is continuing, and no event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Loan Agreement.

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     4.  Closing Conditions.  Prior to entering into this Amendment, Bank shall have received the Substitute Revolving Note in form and substance satisfactory to it.

     5. Effectuation. The amendments to the Loan Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. Except as specifically set forth herein, there are no conditions precedent or subsequent to the effectiveness of this Amendment.

     6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

                                             LASALLE NATIONAL BANK


                                             By:
                                                -------------------------------
                                                 Jay C. Goldner, Vice President


                                             TAYLOR CAPITAL GROUP, INC.
                                             a Delaware Corporation






                                             By:
                                                -----------------------------
                                             Name:
                                                     J.C. Alstrin
                                                   --------------------------
                                             Title: Chief Financial Officer
                                                    -------------------------






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